Exhibit 99.1

Heritage Commerce Corp to Participate in the KBW 2017 Community Bank Investor Conference in New York City, August 1 – 2, 2017

San Jose, California – July 31, 2017 – Heritage Commerce Corp (Nasdaq: HTBK) today announced that management is scheduled to attend the Keefe, Bruyette & Woods (“KBW”) 2017 Community Bank Investor Conference at The Hilton Midtown in New York, New York on August 1 – 2, 2017.

Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, August 1, 2017 at 2:00 p.m. EDT (11:00 a.m. PDT).  The presentation will be archived for 90 days after the conference, and can be viewed at http://wsw.com/webcast/kbw40/htbk.

Conference participation is by invitation only and registration is required.  For more information on the conference, or to schedule a one-on-one meeting with management from the Company, please contact your KBW representative.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, San Jose, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC